                               AMENDMENT NO. 3 TO
                        AUTOMATIC REINSURANCE AGREEMENT
                        EFFECTIVE AS OF JANUARY 1, 2011
                                  (Agreement)

                                    between

                    METLIFE INVESTORS USA INSURANCE COMPANY
                                    (Cedent)

                                      and

                    METLIFE INSURANCE COMPANY OF CONNECTICUT
                                  (Reinsurer)

The Agreement is hereby amended, as of April 1st, 2012, as follows:

     1. The attached Article V, Reinsurance Premiums, amends and, as amended, restates Article V, Reinsurance Premiums. This restated Article V updates the Reinsurance Premium calculation for the Enhanced Death Benefit Guaranteed Minimum Death Benefits.

This Amendment No. 3 does not alter, amend or modify the Agreement other than as set forth herein, and the terms and conditions of the Agreement, as amended herein, continue in effect without other change.

In Witness whereof, the parties have caused this Amendment No. 3 to be signed as of the date first above written.

METLIFE INVESTORS USA INSURANCE COMPANY

By:    /s/ Roberto Baron
       --------------------------------

Name:  Roberto Baron
       --------------------------------

Title: Vice President
       --------------------------------

METLIFE INSURANCE COMPANY OF CONNECTICUT

By:    /s/ Christopher Kremer
       --------------------------------

Name:  Christopher Kremer
       --------------------------------

Title: Vice President and Actuary
       --------------------------------

                                   ARTICLE V

                              REINSURANCE PREMIUMS

A. The total Reinsurance Premium for the business ceded hereunder is the sum of the GMDB Reinsurance Premium, the EPB Reinsurance Premium, the GMIB Reinsurance Premium, and the GWB Reinsurance Premium, each of which is defined separately in this article.

B. The Reinsurance Premium rates and structure described above are subject to change in accordance with the criteria described in Article XIV.

C. The annualized Reinsurance Premium rates expressed in terms of basis points are set forth in Schedule B.

GMDB Reinsurance Premium
------------------------

D. For Guaranteed Minimum Death Benefits other than Enhanced Death Benefits, the Cedent shall calculate, for each premium class, the Reinsurer's Percentage of the average aggregate separate account value for the reporting month. 1/12th of the annualized GMDB Reinsurance Premium rates for that premium class shall be applied to this value to determine the monthly Reinsurance Premium.

     The average aggregate separate account value is calculated as the average of the aggregate separate account value for Reinsured Contracts as of the end of the previous month and the aggregate separate account value for Reinsured Contracts as of the end of the current month.

E. For Enhanced Death Benefit Guaranteed Minimum Death Benefits, the Cedent shall calculate, for each premium class, the Reinsurer's Percentage of the average aggregate Death Benefit Base for the reporting month. 1/12th of the annualized GMDB Reinsurance Premium rates for that premium class shall be applied to this value to determine the monthly Reinsurance Premium.

     The average aggregate Death Benefit Base is calculated as the average of the aggregate Death Benefit Base as defined in the Reinsured Contracts as of the end of the prior month and the aggregate Death Benefit Base as defined in the Reinsured Contracts as of the end of the current month.

EPB Reinsurance Premium
-----------------------

F. The Cedent shall calculate the Reinsurer's Percentage of the average aggregate separate account value for the reporting month. 1/12th of the annualized EPB Reinsurance Premium rate shall be applied to this value to determine the monthly Reinsurance Premium.

     The average aggregate separate account value is calculated as the average of the aggregate separate account value for Reinsured Contracts as of the end of the previous month and the aggregate separate account value for Reinsured Contracts as of the end of the current month.

GMIB Reinsurance Premium
------------------------

G. The Cedent shall calculate, for each premium class, the Reinsurer's Percentage of the average aggregate IBB value for the reporting month. 1/12th of the annualized GMIB Reinsurance Premium rate for that premium class shall be applied to this value to determine the monthly Reinsurance Premium.

     The average aggregate IBB value is calculated as the average of the aggregate IBB value for Reinsured Contracts as of the end of the previous month and the aggregate IBB value for Reinsured Contracts as of the end of the current month.

GWB Reinsurance Premium
-----------------------

H. For all Reinsured Contracts except for MetLife Growth & Guaranteed Income Contracts, the Cedent shall calculate, for each premium class, the Reinsurer's Percentage of the Guaranteed Withdrawal Amount for the reporting month. 1/12th of the annualized GWB Reinsurance Premium rate for that premium class shall be applied to this value to determine the monthly Reinsurance Premium.

     The Guaranteed Withdrawal Amount shall be equal to the sum of the Guaranteed Withdrawal Amount as defined in the Reinsured Contracts as of the end of the current month.

I. For MetLife Growth & Guaranteed Income Contracts, the Cedent shall calculate, for each premium class, the Reinsurer's Percentage of the average aggregate account value for the reporting month. 1/12th of the annualized GWB Reinsurance Premium rate for that premium class shall be applied to this value to determine the monthly Reinsurance Premium.

     The average aggregate account value is calculated as the average of the aggregate account value for Reinsured Contracts as of the end of the previous month and the aggregate account value for Reinsured Contracts as of the end of the current month.